FORM OF SUBSIDIARY GUARANTEE

      SUBSIDIARY GUARANTEE, dated as of February 9, 2007 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, (this "Guarantee"), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, (each a "Guarantor" and collectively the "Guarantors"), in favor of the "Purchasers" signatory thereto (as such term is defined therein) to that certain Securities Purchase Agreement, dated as of the date hereof, between Star Energy Corporation, a Nevada corporation (the "Company") and the Purchasers (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, the "Purchase Agreement"). Each of the Guarantors and each of the Purchasers may be referred to herein as a "party" and collectively as the "parties".

                                   WITNESSETH:

      WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to sell and issue to the Purchasers (together with their respective successors and permitted assigns under the following Debentures, each a "Holder" and collectively, the "Holders"), and the Purchasers have severally agreed to extend the loans to the Company evidenced by the Company's 8% Secured Convertible Debentures, due February __, 2010 in the original aggregate maximum principal amount of $[_______] and severally issued by the Company to the Holders on February __, 2007 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, each a "Debenture" and collectively, the "Debentures"), subject to the terms and conditions set forth therein; and

      WHEREAS, each Guarantor will directly benefit from the extension of credit to the Company represented by the issuance of the Debentures; and

      NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the Purchase Agreement and to carry out the transactions contemplated thereby, each Guarantor hereby agrees with the Purchasers as follows:

      1. Definitions. Unless otherwise defined herein, capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement or other applicable Transaction Document (as such term is defined in the Purchase Agreement. The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The following terms shall have the following meanings:

            "Guarantee" shall have the meaning set forth in the first paragraph above.

            "Indebtedness" means (a) any liabilities for borrowed money or similar amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business and inter-company advances among the Company and the Guarantors), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Guarantors' balance sheet (or the notes thereto), except for (i) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and
      (ii) guaranties of the indebtedness or other obligations of the Company or any Guarantor or the Company; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

            "Obligations" means in addition to all other costs and expenses of collection incurred by Purchasers in enforcing any of such Obligations and/or this Guarantee, all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing from any Debtor to the Secured Parties, including, without limitation, all obligations under the Security Agreement, the Purchase Agreement, the Debentures, this Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term "Obligations" shall include, without limitation: (i) principal of, and interest on the Debentures and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with the Security Agreement, the Debentures, this Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.


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

            . "Permitted Indebtedness" means (a) the Indebtedness existing on the date hereof and set forth on Schedule 3.1(aa) attached to the Purchase Agreement, (b) capital lease obligations, construction or improvement financing and purchase money indebtedness incurred in connection with the acquisition, construction or improvement of capital assets and capital lease obligations with respect to newly acquired, improved or leased assets (provided, that immediately following any such transaction, the pro forma consolidated total Indebtedness of the Company and its subsidiaries to their consolidated Total Asset ratio is not more than 0.75 to 1); (c) up to $[___________ of additional Indebtedness, in the aggregate, incurred by the Company and the Guarantors in connection with raising capital for the acquisition of another entity which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company (by merger, consolidation, the acquisition of all or substantially of the assets of such entity or similar transaction) provided that any Indebtedness incurred under this clause (c) is expressly subordinate to the Debentures pursuant to a written subordination agreement with the Holders that is acceptable to each Holder; (d) the Indebtedness evidenced by other Debentures, provided that the aggregate original principal amount of all Debentures (whenever issued) shall not exceed $___________; (e) up to $ _________ of additional senior Indebtedness, in the aggregate, incurred by the Guarantors from a strategic commercial lender pursuant to a strategic commercial agreement; or (f) any continuation, extension, renewal, modification, refinancing or replacement of any such Permitted Indebtedness on overall terms that are generally no less favorable than those applicable to the existing Permitted Indebtedness.

            "Permitted Lien" means the individual and collective reference to the following: (a) Liens (as defined in the Purchase Agreement) for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the applicable Guarantor) have been established in accordance with GAAP; (b) Liens imposed by law and incurred in the ordinary course of the applicable Guarantor's business, such as carriers', warehousemen's and mechanics' Liens, statutory landlords' Liens, Liens consisting of easements, right-of-way, restrictions, covenants or other agreements of record or similar charges or encumbrances, and other similar Liens arising in the ordinary course of the applicable Guarantor's business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of such Guarantor and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; and (c) Liens incurred in connection with Permitted Indebtedness under clause (b) thereunder, provided that such Liens are not secured by assets of the any of the Guarantors other than the assets so acquired, constructed, improved or leased (and the products and proceeds thereof, insurance therefor and warranty and other contract rights related thereto); (d) Liens incurred in respect of judgments and awards discharged within 30 days from the making thereof; (e) any cash deposits made or bonds or letters of credit posted in the ordinary course to secure performance under any contract or applicable law; (f) in the case of any account, intangible, instrument, lease, agreement or document, any contractual right, power, privilege, remedy, interest, defect, restriction, covenant, claim, counterclaim, right of recoupment, abatement, reduction or setoff, or defense of any account debtor or other party thereto, whether now existing or hereafter arising, and whether pursuant to the applicable contractual provisions or applicable law; (g) Liens existing on the Original Issue Date and set forth on Schedule 3.1(n) attached to the Purchase Agreement; or (h) any renewal, continuation, extension or replacement of any such Permitted Lien, provided that the scope of the assets encumbered thereby shall not be thereby increased.


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

            "Security Agreement" shall mean that certain Security Agreement, dated as of February __, 2007, by and among the Company, the Guarantors, the Holders, and the Agent (as defined therein) as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein.

            "Secured Party" and "Secured Parties" shall mean each of the Holders and the Agent (as defined in the Security Agreement).


      2. Guarantee.

            (a) Guarantee.

                  (i) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Purchasers and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  (ii) The Purchasers in their sole and absolute discretion shall be entitled to demand payment of the Obligations (in whole at any time, or in part from time to time) from the Guarantors (or any of them) under this Guarantee upon the occurrence and continuation of any Event of Default that is not waived by the Holder or cured by the Company. If the Purchasers make such a demand: (a) any and all principal, interest and other Obligations outstanding or accrued under any Debenture and/or any other Transaction Document shall be deemed to be immediately due and payable in full (or for the item(s) in the amount(s) demanded if a partial demand was made), all without presentment, protest, demand or notice of any kind, all of which are hereby absolutely, unconditionally, irrevocably and expressly waived forever by each Guarantor (and in the case of a partial demand, without in any way affecting any of the Guarantors' Obligations with respect to the balance of the Obligations not demanded); and (b) each Guarantor (on a joint and several basis with the other Guarantors) shall immediately pay to the Lender the amount demanded in full.


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

                  (iii) Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in Section 2(b)).

                  (iv) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Purchasers hereunder.

                  (v) The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full.

                  (vi) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Purchasers from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full.


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

                  (vii) Notwithstanding anything to the contrary in Guarantee, with respect to any defaulted non-monetary Obligations the specific performance of which by the Guarantors is not reasonably possible (e.g. the issuance of the Company's Common Stock), the Guarantors shall only be liable for making the Purchasers whole on a monetary basis for the Company's failure to perform such Obligations in accordance with the Transaction Documents.

            (b) Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2(c). The provisions of this Section 2(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Purchasers, and each Guarantor shall remain liable to the Purchasers for the full amount guaranteed by such Guarantor hereunder.

            (c) Subordination of Subrogation Rights. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Purchasers, no Guarantor shall be entitled to exercise or enforce any rights of subrogation against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Purchasers for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Purchasers by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Purchasers, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Purchasers in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Purchasers, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Purchasers may determine.

            (d) Amendments, Etc. With Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Purchasers may be rescinded by the Purchasers and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchasers, and the Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchasers may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Purchasers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Purchasers shall have no obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Obligations or for the guarantee contained in this
      Section 2 or any property subject thereto.


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

            (e) Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of (i) the creation, renewal, extension or accrual of any of the Obligations, (ii) the execution and delivery of this Guarantee or any Transaction Document, (iii) the performance or non-performance of the Obligations under any Transaction Document, (iv) any change in or making, repayment or remaking or remaking of any loan, advance or other extension of credit at any time under this Guarantee or any other Transaction Document, (v) any Material Adverse Effect with respect to the Company, any Obligor or any Collateral, (vi) any extension, stay, moratorium or statute of limitations or similar time constraint under any applicable law, (vii) any investigation, analysis or evaluation by the Purchasers or their respective designees of the assets, business, cash flow, expenses, income, liabilities, operations, properties, prospects, reputation or condition (financial or otherwise) of the Company or any Guarantor or any other person, (viii) any application to the Obligations of any payments from any person not specifically designated for application to the Obligations or any proceeds of collateral from such person other than from the Collateral, (ix) any sale, conveyance, assignment, participation or other transfer by the Purchasers (in whole or in part) to any other person of any one or more of this Guarantee or any of the Transaction Documents, or any one ore more of the rights, powers, privileges, remedies or interests of the Purchasers herein or therein, (x) notice of or proof of reliance by the Purchasers upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2, and (xi) any other proof, notice or demand of any kind whatsoever with respect to any or all of the Obligations or promptness in making any claim or demand under this Guarantee or any other Transaction Document. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Purchasers, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives to the extent permitted by law acceptance, diligence, presentment, protest, demand for payment, dishonor and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations and notice of any of the foregoing. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, legality, non-binding effect or enforceability of the Purchase Agreement or any other Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Purchasers, (b) any defense, set-off or counterclaim (other than a defense of payment or performance or fraud or misconduct by Purchasers) which may at any time be available to or be asserted by the Company or any other Person against the Purchasers, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Purchasers may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Purchasers to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchasers against any Guarantor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.


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

            (f) Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchasers upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made, provided that the Guarantor's rights of contribution pursuant to Section 2(b) above shall similarly continue to be effective or be reinstated, as the case may be.

            (g) Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Purchasers without set-off or counterclaim in U.S. dollars at the address set forth or referred to in the Purchase Agreement.

      3. Representations and Warranties. Each Guarantor hereby makes the following representations and warranties to Purchasers as of the date hereof:


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

            (a) Organization and Qualification. The Guarantor is a corporation, limited liability company, or limited liability society, duly incorporated or organized, validly existing and in good standing under the laws of the applicable jurisdiction set forth on Schedule 1, with the requisite corporate or other entity power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Guarantor has no subsidiaries other than those identified as such on the Disclosure Schedules to the Purchase Agreement. The Guarantor is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Guaranty in any material respect, (y) have a material adverse effect on the results of operations, assets, or financial condition of the Company and the Guarantors taken as a whole or (z) adversely impair in any material respect the Guarantor's ability to perform fully on a timely basis its obligations under this Guaranty (a "Material Adverse Effect").

            (b) Authorization; Enforcement. The Guarantor has the requisite corporate or other entity power and authority to enter into and to consummate the transactions contemplated by this Guaranty, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guaranty by the Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Guarantor. This Guaranty has been duly executed and delivered by the Guarantor and constitutes the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except (i) as may be limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, affecting enforcement of, creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, (iii) insofar as indemnification and contribution provisions may be limited by applicable law, and (iv) insofar as certain elections, waivers and agreements to vary statutory provisions may be impermissible under the UCC (as defined in the Security Agreement) and other applicable law (clauses
      (i) through (iv) may be referred to collectively as the "Enforceability Limits").

            (c) No Conflicts. The execution, delivery and performance of this Guaranty by the Guarantor and the consummation by the Guarantor of the transactions contemplated thereby do not and will not (i) violate any provision of its Organizational Documents (as defined in the Security Agreement) or (ii) constitute a default (or an event which with notice or lapse of time or both would become a default) in any material respect under, or give to others any commercially reasonable right of termination, material amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Guarantor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Guarantor is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Guarantor is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Guarantor is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.


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

            (d) Consents and Approvals. The Guarantor is not required to obtain any authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required, no consent of any other third parties is required, and no other action on the party of the Guarantor is required in connection with the execution, delivery and performance by the Guarantor of this Guaranty.

            (e) Purchase Agreement. The representations and warranties of the Company set forth in the Purchase Agreement as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct as of each time such representations are deemed to be made pursuant to such Purchase Agreement, and the Purchasers shall be entitled to rely on each of them as if they were fully set forth herein, provided, that each reference in each such representation and warranty to the Company's knowledge shall, for the purposes of this Section 3, be deemed to be a reference to such Guarantor's knowledge.

      4. Covenants.

            (a) Each Guarantor covenants and agrees with the Purchasers that, from and after the date of this Guarantee until the Obligations shall have been paid in full, such Guarantor shall take, and/or shall refrain from taking, as the case may be, each commercially reasonable action that is necessary to be taken or not taken, as the case may be, so that no Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

            (b) So long as any of the Obligations are outstanding, unless Purchasers holding at least 51% of the aggregate principal amount of the then outstanding Debentures, shall otherwise consent in writing, and except as any such action or non action may be permitted by the Purchase Agreement, Debenture, or Security Agreement, each Guarantor will not directly or indirectly on or after the date of this Guarantee:


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

                  i. enter into, create, incur, assume or suffer to exist any
            Indebtedness other than Permitted Indebtedness;

                  ii. enter into, create, incur, assume or suffer to exist any liens other than Permitted Liens;

                  iii. amend its Organizational Documents so as to adversely affect any rights of the Holders hereunder; or

                  iv. repay, repurchase or offer to repay, repurchase or
            otherwise acquire more than a de minimis number of shares of its securities or debt obligations;

                  v. pay cash dividends on any equity securities of the Company;

                  vi. enter into any transaction with any Affiliate of the
            Guarantor which would be required to be disclosed in any public filing of the Company with the Commission, unless such transaction is made on an arm's-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

                  vii. enter into any agreement with respect to any of the
            foregoing.

      5. Miscellaneous.

            (a) Amendments in Writing. This Guarantee may not be supplemented, modified, amended, restated, waived, extended, discharged or terminated orally. This Agreement may only be (i) supplemented, modified, amended or restated in a writing signed by the Guarantors and Purchasers (or consented to in a separate writing by the Purchasers if they elect not to sign such document) and (ii) waived, extended, discharged or terminated in a writing signed by the party or parties against whom such waiver, extension, discharge or termination would have to be enforced. By accepting this Agreement, whether or not a signatory hereto, each Purchaser acknowledges and agrees that the Purchaser is a "party" and one of the "parties" for the purposes of this Guarantee and (A) is contractually bound by the provisions hereof applicable to it as such a party or one of the parties. .

            (b) Notices. All notices, requests and demands to or upon the Purchasers or any Guarantor hereunder shall be effected in the manner provided for in the Purchase Agreement, provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 5(b).

            (c) No Waiver By Course Of Conduct; Cumulative Remedies. The Purchasers shall not by any act (except by a written instrument pursuant to Section 5(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Transaction Documents or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any of the parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Purchasers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Purchasers would otherwise have on any future occasion. The rights and remedies of the parties herein provided are cumulative and not alternatives, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            (d) Enforcement Expenses; Indemnification.

                  (i) Each Guarantor agrees to pay, or reimburse the Purchasers for, all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 hereof or otherwise enforcing or preserving any rights under this Guarantee and the other Transaction Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Purchasers.

                  (ii) Each Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

                  (iii) Each Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Company would be required to do so pursuant to the Purchase Agreement, except to the extent any such losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements result from any act, omission or other conduct by any Purchaser or its representatives that constitute fraud, gross negligence, willful misconduct or malfeasance as determined by a final, non appealable decision of a court of competent jurisdiction. Claims for indemnification and defense by each Purchaser shall be made as provided in the Purchase Agreement.

                  (iv) The agreements in this Section shall survive, in accordance with their respective terms, the repayment of the Obligations and all other amounts payable under the Purchase Agreement and the other Transaction Documents.

            (e) Successor and Assigns. This Guarantee shall be binding upon and inure to the benefit of the Purchasers and their respective successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Purchasers (other than by merger or joinder of an additional Guarantor as contemplated herein). Any Purchaser may assign any or all of its rights under this Guarantee to any Person to whom such Purchaser also assigns or transfers any Debentures in accordance with the terms thereof and of the Purchase Agreement, provided such transferee agrees in writing to be bound, with respect to the transferred Debentures and corresponding interests in the other Transaction Documents, by the provisions of this Guarantee, the Debentures, the Security Agreement and the Purchase Agreement that apply to the "Purchasers", "Secured Parties" and the "Holders" hereunder and thereunder.

            (f) Set-Off. Each Guarantor hereby irrevocably authorizes the Purchasers at any time and from time to time while an Event of Default under any of the Transaction Documents shall have occurred and is continuing without being waived by the Holder or cured by the Company, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Purchasers to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Purchasers may elect, against and on account of the obligations and liabilities of such Guarantor to the Purchasers hereunder and claims of every nature and description of the Purchasers against such Guarantor, in any currency, whether arising hereunder, under the Purchase Agreement, any other Transaction Document or otherwise, as the Purchasers may elect, whether or not the Purchasers have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Purchasers shall notify such Guarantor promptly of any such set-off and the application made by the Purchasers of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Purchasers under this Section are in addition to other rights and remedies(including, without limitation, other rights of set-off) which the Purchasers may have.

            (g) Counterparts. This Guarantee may be executed in one or more counterparts of the entire document or of the signature pages hereto, any of which may be delivered by telecopy, email or other electronic means, and each of which when so executed shall be deemed to be an original, and all which when taken together shall constitute one and the same Guarantee. In the event that any signature is delivered by facsimile transmission, e-mail, .pdf or similar format data file or other electronic means, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile, ".pdf" or electronically transmitted signature page were an original thereof.

            (h) Severability. If any term, provision, covenant or restriction of this Guarantee is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, in each case unless the absence of the invalid, illegal, void or unenforceable term, provision, covenant or restriction would impair the practical realization of the applicable party's principal rights and benefits hereunder, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable, in each case unless it absence of the invalid, illegal, void or unenforceable term, provision, covenant or restriction would impair the practical realization of the applicable party's principal rights and benefits hereunder.

            (i) Section Headings. The Section headings used in this Guarantee are for convenience, only, do not constitute part of this Guarantee, and shall not be deemed to limit or affect any of the provisions hereof.

            (j) Integration. This Guarantee is the Guarantee referred to in the Purchase Agreement and other Transaction Documents. All of the applicable provisions of the Purchase Agreement and other Transaction Documents. All of the applicable provisions of the Purchase Agreement, including (without limitation) any provision for limiting the maximum rate of interest payable hereunder, are incorporated herein by reference and made a part hereof. In the event that any specific provision of this Guarantee conflicts or is inconsistent with any specific term or provision contained in the Purchase Agreement shall control and be given effect. However, this Guarantee contains provisions that are in addition to those contained in the Purchase Agreement, which each are cumulative with and not alternatives to each other, and which shall not be deemed or constructed to be in conflict or inconsistent with the Purchase Agreement because they are not contained in it.

            (k) Entire Understanding. No party has (directly or indirectly) offered, made, accepted or acknowledged any representation, warranty, promise, assurance or other agreement or understanding (whether written, oral, express, implied or otherwise) to, with or for the benefit of any other party any of their respective Affiliates or representatives respecting any of the matters contained in this Guarantee except for those expressly set forth in this Guarantee. This Guarantee, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior representations, warranties, promises, assurances and other agreements and understandings (whether written, oral, express, implied or otherwise) with respect to such matters, which the parties acknowledge have been merged into this Agreement and its exhibits and schedules.

            (l) Governing Law. THIS GUARANTEE SHALL BE, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THEROF THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION..

            (m) Submission to Jurisdictional; Waiver. Each party hereby irrevocably and unconditionally:

                  (i) agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Guarantee and the Debentures (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper.;

                  (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) irrevocably waives personal service of process and
                        consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guarantee and agrees that such service shall constitute good and sufficient service of process and notice thereof; and

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

                  (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

The preceding consents to New York governing law and jurisdiction and venue in New York State's Supreme Court have been made by the Parties in reliance (at least in part) on Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.


            (n) Acknowledgements. Each Guarantor hereby acknowledges that:

                  (i) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party;

                  (ii) the Purchasers have no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Transaction Documents, and the relationship between the Guarantors, on the one hand, and the Purchasers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (iii) no joint venture is created hereby or by the other
                        Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Purchasers.

            (o) Additional Guarantors. The Company (pursuant to the terms of the Purchase Agreement and the other Transaction Documents) shall cause each of its subsidiaries formed or acquired on or subsequent to the date hereof to become a Guarantor for all purposes of this Guarantee by executing and delivering an Assumption Agreement in the form of Annex 1 hereto.

            (p) Release of Guarantors. Subject to Section 2(f), each Guarantor will be released from all liability hereunder concurrently with the repayment in full of all amounts owed under the Purchase Agreement, the Debentures and the other Transaction Documents.

            (q) Seniority. The Obligations of each of the Guarantors hereunder rank senior in priority to any other Indebtedness (as defined in the Purchase Agreement) of such Guarantor.

            (r) Waiver of Jury Trial. IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE PURCHASERS, HEREBY ABSOLUTELY, IRREVOCABLY, UNCONDITIONALLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

      IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.


                                                          [SUBSIDIARY]

                                                          By:__________________
                                                             Name:
                                                             Title:

                                   SCHEDULE 1

                                   GUARANTORS

      The following are the names, notice addresses and jurisdiction of organization of each Guarantor.

                                            COMPANY
                       JURISDICTION OF      OWNED BY
                       INCORPORATION        PERCENTAGE
                       -------------        ----------

                                   Annex 1 to
                              SUBSIDIARY GUARANTEE

ASSUMPTION AGREEMENT, dated as of ____ __, ______ made by ______________________________, a ______________ corporation (the "Additional
Guarantor"), in favor of the Purchasers pursuant to the Purchase Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Purchase Agreement.

                                   WITNESSETH:

      WHEREAS, Star Energy Corporation, a Nevada corporation (the "Company") and the Purchasers have entered into a Securities Purchase Agreement, dated as of January ___, 2007 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement");

      WHEREAS, in connection with the Purchase Agreement, the Company and its Subsidiaries (other than the Additional Guarantor) have entered into the Subsidiary Guarantee, dated as of February ____, 2007 (as the same may have been hereafter may be, supplemented, modified, amended, restated or replaced from time to time, in the manner provided herein, the "Guarantee") in favor of the Purchasers;

      WHEREAS, the Purchase Agreement requires the Additional Guarantor to become a party to the Guarantee; and

      WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee;

                          NOW, THEREFORE, IT IS AGREED:

      1. Guarantee. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 5(n) of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule 1 to the Guarantee. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as the date hereof as to such Additional Guarantor (after giving effect to this Assumption Agreement) as if made on and as of such date.

      2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION.

      IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.


                                                          [ADDITIONALGUARANTOR]

                                                          By:__________________
                                                          Name:
                                                          Title: